                                                                   Exhibit 99.1


AMF Bowling Worldwide, Inc (the Company") today announced operating results for the three months ended March 31, 1999. AMF reported an 8.2% revenue increase from $187.3 million in 1998 to $202.6 million for the first quarter of 1999. The increase in revenue for the period reflects inclusion of new centers which were acquired since the first quarter of 1998. EBITDA for the three months ended March 31, 1999 was $56.4 million, an increase of 6.2% compared with $53.1 million for the prior year. (EBITDA is a measure of operating cash flow which represents operating income before interest, taxes, depreciation, amortization and non-operating expenses.)

New Chief Executive Officer Named
---------------------------------

On April 29, 1999, AMF Bowling, Inc. ("AMF Bowling"), the parent of the registrant, announced the appointment of Roland Smith as president and chief executive officer of AMF Bowling. Smith, 44, succeeds Stephen Hare, AMF Bowling's chief financial officer, who was acting chief executive officer for the past six months. Hare will continue his role as chief financial officer. Smith has been appointed to AMF Bowling's board of directors.

A former marketing executive who has worked with some of the most well-known and respected global brands including Procter & Gamble, Pepsi, Schering-Plough and KFC International, Smith most recently was the president and chief executive officer of the Triarc Restaurant Group. At Triarc, he is credited with leading a successful restructuring and rejuvenating of the Arby's brand, which is one of the top 10 in its industry. Smith has also proved his ability to manage growth and successfully opened 130 new stores in 1998. Under Smith's leadership, the restaurant group nearly tripled its operating profit from 1996 to year-end 1998. Smith drove Arby's comparable store sales growth to be among the leaders in the industry.

Operating Results
-----------------

For the quarter ended March 31, 1999, Bowling Centers revenue increased 14.9%, from $150.2 million in 1998 to $172.6 million in 1999. Revenue was favorably impacted by the inclusion of 51 centers acquired and one new center constructed since April 1, 1998. In the U.S., constant center revenue in the first quarter of 1999 declined 1.1% compared with the first quarter of 1998. On a worldwide basis, constant center revenue was down 0.8% for the quarter on a constant currency basis.

EBITDA for the first quarter of 1999 was $60.5 million, an increase of 6.5% compared with $56.8 million for the first quarter of 1998. EBITDA margin was 35.1% compared with 37.8% for 1998. The lower EBITDA margin in 1999 was caused primarily by an increase in expenses related to maintenance and supplies, food, advertising and payroll.

For the quarter ended March 31, 1999, Bowling Products reported revenue of $32.0 million, a decrease of 22.1% compared with revenue of $41.1 million for 1998. EBITDA for the first quarter of 1999 was $(0.6) million compared with $0.1 million for 1998.

NCP shipments for the first quarter of 1999 totaled 269 units compared with 504 units for the comparable quarter in the prior year. As of March 31, 1999, the NCP backlog was 755 units, a 30.0% decrease compared with December 31, 1998 and a 53.2% decrease compared with March 31, 1998.

Operating results for Bowling Products continue to be adversely impacted by economic difficulties and increased competition in certain Asia Pacific markets. The Bowling Products cost reduction program, which began in 1998 and continues into 1999, resulted in a decrease of $3.5 million in selling, general and administrative expenses in the first quarter versus last year's first quarter. However, this improvement was offset by a decline in gross profit resulting from lower sales volumes and pricing.

Consolidated Operating Results
-------------------------------

For the first quarter of 1999, net loss was $12.1 million compared with a net loss of $0.6 million in the first quarter of 1998. Equity in loss of joint ventures totaled $5.5 million in the first quarter of 1999 compared to $0.3 million in the first quarter of 1998. The increased loss in equity of joint ventures was attributable to the Company's Brazilian joint venture results which were adversely impacted by a currency devaluation.

Financing Update
----------------

At March 31, 1999, AMF had total debt of $1,062.4 million compared to $1,047.1 million at December 31, 1998. Of the $355 million revolver facility, $183.0 million was outstanding at March 31, 1999.

Investor "800" Number
---------------------

Investors can now call the Company's Investor Relations Department toll-free at 800-832-0151 to make inquiries or request company information.

                                   # # # # #

Statements in this report about the Company's future plans are forward-looking statements. A number of important factors could cause actual results to differ materially from those anticipated and projected by forward-looking information. The factors include, but are not limited to, changes in acquisition opportunities, the development and growth of new bowling markets, the sales of products in those markets, the generation of timely and sufficient cash flow to pay principal and interest on indebtedness, an adverse legal judgment, an increase in competition, a change in economic conditions including recent adverse developments in Asia Pacific markets, foreign currency volatility, and political acts or regulatory changes. Additional information on factors that could affect the Company's financial results are contained in the Company's SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 1998, filed with the U.S. Securities and Exchange Commission.

                 AMF GROUP HOLDINGS INC. AND SUBSIDIARIES /(1)/
          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
                        (in millions, except share data)

                                                    Three Months Ended
                                                        March 31,
                                              ------------------------------

                                                  1999            1998
                                              -------------  ---------------

Operating revenue /(2)/                             $202.6           $187.3

Operating expenses /(2)/, /(3)/                      146.2            134.2
Depreciation and amortization                         33.1             26.8
                                                    ------           ------

Operating income                                      23.3             26.3

Interest expense                                      25.9             26.0
Other non-operating expenses                           2.5              0.2
                                                    ------           ------

Income (loss) before income taxes                     (5.1)             0.1
Provision for income taxes                             1.5              0.4
                                                    ------           ------
Net loss before equity in loss of joint               (6.6)            (0.3)
 ventures

Equity in loss of joint ventures                      (5.5)            (0.3)
                                                    ------           ------

Net loss                                            $(12.1)          $ (0.6)
                                                    ======           ======


Selected Data:
 EBITDA /(4)/                                       $ 56.4           $ 53.1
 EBITDA margin                                        27.8%            28.4%

----------------

(1) AMF Group Holdings Inc. is a holding company, and its primary assets are investments in subsidiaries including AMF Bowling Worldwide, Inc. which is principally engaged in two business segments: (i) operation of bowling centers and (ii) manufacturing and marketing of bowling products.
(2) Certain 1998 balances have been reclassified to conform to 1999 presentation.
(3) Operating expenses represent costs of goods sold, bowling center operating expenses and selling, general, and administrative expenses.
(4) Represents a measure of operating cash flow defined as operating income before interest, taxes, depreciation, amortization, and non-operating expenses.

                 AMF GROUP HOLDINGS INC. AND SUBSIDIARIES (1)
                        SEGMENT INFORMATION (unaudited)
                                 (in millions)

                                                   First        Second          Third           Fourth
                                                  Quarter       Quarter        Quarter         Quarter         Period
                                                -----------  -------------  --------------  --------------  -------------
1999 Revenue
---------------------
Bowling Centers                                     $172.6                                                        $172.6
Bowling Products                                      32.0                                                          32.0
Intersegment Elimination                              (2.0)                                                         (2.0)
                                                    ------         ------          ------          ------         ------
TOTAL                                               $202.6                                                        $202.6

1998 Revenue
---------------------
Bowling Centers /(2)/                               $150.2         $115.6          $116.9          $156.5         $539.2
Bowling Products                                      41.1           51.6            60.0            59.8          212.5
Intersegment Elimination                              (4.0)          (5.4)           (4.8)           (1.1)         (15.3)
                                                    ------         ------          ------          ------         ------
TOTAL                                               $187.3         $161.8          $172.1          $215.2         $736.4

1999 EBITDA /(4)/
---------------------
Bowling Centers                                     $ 60.5                                                        $ 60.5
Bowling Products                                      (0.6)                                                         (0.6)
Corporate                                             (3.5)                                                         (3.5)
Intersegment Elimination                              (0.0)                                                         (0.0)
                                                    ------         ------          ------          ------         ------
TOTAL                                               $ 56.4                                                        $ 56.4

1998 EBITDA /(4)/
---------------------
Bowling Centers                                     $ 56.8         $ 18.3          $ 17.4          $ 45.4         $137.9
Bowling Products                                       0.1            3.8             4.6             2.2           10.7
Corporate                                             (3.8)          (3.6)           (0.8)           (3.4)         (11.6)
Intersegment Elimination                              (0.0)          (0.2)           (0.1)           (0.3)          (0.6)
                                                    ------         ------          ------          ------         ------
TOTAL                                               $ 53.1         $ 18.3          $ 21.1          $ 43.9         $136.4

See notes 1, 2 and 4 to Condensed Consolidated Statements of Operations.